Exhibit 10.1

Iconix Brand Group, Inc.

(a Delaware corporation)

$275,000,000

2.50% Convertible Senior Subordinated Notes due 2016

PURCHASE AGREEMENT

May 17, 2011

Barclays Capital Inc.
Goldman, Sachs & Co.

As Representatives of the several
Initial Purchasers named in Schedule A hereto

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Ladies and Gentlemen:

Iconix Brand Group, Inc., a Delaware corporation (the “Company”), confirms its agreement with Barclays Capital Inc. and Goldman, Sachs & Co. and each of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers,” which term shall also include any person substituted for an Initial Purchaser under Section 11 hereof), for whom Barclays Capital Inc. and Goldman, Sachs & Co. are acting as representatives (the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers of $275,000,000 aggregate principal amount of the Company’s 2.50% Convertible Senior Subordinated Notes due 2016, and with respect to the grant by the Company to the Initial Purchasers of the option described in Section 2(b) hereof to purchase all or any part of an additional $25,000,000 aggregate principal amount of Securities (as defined below) to cover over-allotments, if any. The aforesaid $275,000,000 aggregate principal amount of Securities (the “Initial Securities”) to be purchased by the Initial Purchasers and all or any part of the $25,000,000 aggregate principal amount of Securities subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” The Securities are to be issued pursuant to an indenture to be dated as of May 23, 2011 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”).

The Securities are convertible, subject to certain conditions as described in the Offering Memorandum (as defined below), prior to maturity into cash up to the aggregate principal amount of the Securities and, with respect to any excess conversion value, into cash, shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), or a combination of cash and Common Stock, at the Company’s option in accordance with the terms of the Securities and the Indenture.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”)).

The Company has (a) prepared and delivered to the Initial Purchasers copies of a preliminary offering memorandum dated May 16, 2011 (such preliminary offering memorandum, together with  all documents incorporated therein by reference, the “Preliminary Offering Memorandum”) and (b) prepared and will deliver to the Initial Purchasers, reasonably promptly following the date of this Agreement and prior to the Closing Time, copies of a final offering memorandum dated May 17, 2011 (such final offering memorandum, together with  all documents incorporated therein by reference, the “Final Offering Memorandum”), each for use by the Initial Purchasers in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, as amended and supplemented at such time), including exhibits thereto, if any, and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with its solicitation of purchases of, or offering of, the Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to also include all such financial statements and schedules and other information, respectively, which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to also include the filing after the date of such Offering Memorandum of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Offering Memorandum.

SECTION 1.     Representations and Warranties by the Company.

(a)           Representations and Warranties.  The Company represents and warrants to each Initial Purchaser as of the date hereof and as of Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

(i)       Disclosure Package and Final Offering Memorandum.  As of the Applicable Time (as defined below), neither (x) the Preliminary Offering Memorandum as of the Applicable Time as supplemented by the final pricing term sheet, in the form attached hereto as Schedule C (the “Pricing Supplement”) and as otherwise supplemented or amended at such time, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Applicable Time” means 7:00 a.m. (Eastern time) on May 18, 2011 or such other time as agreed by the Company and the Representatives.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the 1933 Act Regulations (as defined below)) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Offering Memorandum or the Final Offering Memorandum or amendments or supplements thereto (including the Pricing Supplement), including, without limitation, any road show presentation or similar written communication relating to the Securities.

As of its issue date and as of the Closing Time (and, if any Option Securities are purchased, as of the Date of Delivery), the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Supplemental Offering Material, as may be amended or supplemented, as of its date and at all subsequent times through the completion of the offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Disclosure Package or the Final Offering Memorandum, including in each case any document incorporated by reference therein.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package, any Supplemental Offering Materials or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein.

(ii)      Incorporated Documents.  The Offering Memorandum as delivered from to time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission, in each case as amended, since the end of the fiscal year or fiscal quarter to which such Annual Report or Quarterly Report relates, but excluding, for the avoidance of doubt, any Item of or exhibit to Form 8-K furnished and not filed with the Commission. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Disclosure Package at the Applicable Time, and the Disclosure Package and Final Offering Memorandum at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)     Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Disclosure Package and Final Offering Memorandum are independent public accountants as required by the 1933 Act and the rules and regulations thereunder (the “1933 Act Regulations”).

(iv)    Financial Statements.  The financial statements included in the Disclosure Package and Final Offering Memorandum, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as set forth in the financial statements. The supporting schedules, if any, included in the Disclosure Package and Final Offering Memorandum, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and Final Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Package and Final Offering Memorandum.

(v)     No Material Adverse Change in Business. Since the respective dates as of which information is given in the Disclosure Package and Final Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Final Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(vii)   Good Standing of its Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation or company in good standing under the laws of the jurisdiction of its organization, has such power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Final Offering Memorandum and is duly qualified as a foreign corporation or company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and Final Offering Memorandum, all of the issued and outstanding equity securities of each such Subsidiary have been validly issued and, in the case of corporations, are duly authorized and are fully paid and non-assessable  and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity securities of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(viii)  Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” as of the respective dates set forth therein, and the authorized and outstanding number of shares of Common Stock of the Company is as set forth in the section entitled “Description of Capital Stock” in the Disclosure Package and Final Offering Memorandum as of the dates set forth therein, and there have been no changes to such amounts (except for subsequent issuances, if any, pursuant to this Agreement, described in the Disclosure Package and Final Offering Memorandum, pursuant to reservations, agreements or employee benefit plans referred to in the Disclosure Package and Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and Final Offering Memorandum). The Common Stock conforms in all material respects to the description thereof set forth in the Disclosure Package and Final Offering Memorandum. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible, into cash up to the principal amount of the Securities and, with respect to any excess conversion value, into cash, shares of Common Stock, or a combination of cash and Common Stock, at the Company’s option in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights or other similar rights granted by the Company to any securityholder of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its subsidiaries other than those described in the Disclosure Package and Final Offering Memorandum (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Disclosure Package and Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and Final Offering Memorandum). The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Disclosure Package and Final Offering Memorandum, accurately and fairly describe such plans, arrangements, options and rights in all material respects.

(ix)     Distributions by Subsidiaries.  Except as otherwise described in the Disclosure Package and the Final Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, making any other distribution on such subsidiary’s capital stock, repaying to the Company any loans or advances to such subsidiary from the Company or transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(x)      Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing.

(xi)     Corporate Power. The Company has corporate right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(xii)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)   Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiv)  Authorization of the Securities. The Securities have been duly authorized and, at Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xv)   Description of Transaction Documents. The description of the Transaction Documents and the rights, preferences and privileges of the capital stock of the Company, including shares of Common Stock issuable upon conversion of the Securities, contained in the Disclosure Package and Final Offering Memorandum, are accurate in all material respects.

(xvi)  Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) or (iii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations except, in the cases of clauses (ii) and (iii), for such defaults or violations that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Disclosure Package and Final Offering Memorandum and the consummation of the transactions contemplated herein and in the Disclosure Package and Final Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and Final Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate actions and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation (i) of the provisions of the charter or by-laws of the Company or its subsidiaries or (ii) of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except, in the case of clause (ii), for any violation that would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xvii)  Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, that would be required to be described in a registration statement of the Company filed under the 1933 Act (other than as disclosed in the Disclosure Package), or that would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties, rights or assets thereof or the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property, rights or assets is the subject which are not described in the Disclosure Package and Final Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xix)   Possession of Intellectual Property. The Company and its Subsidiaries own or license all rights in, all material trademarks, servicemarks, trade names, patents, copyrights and any registrations and applications for each of the foregoing, domain names, trade secrets, and other similar intellectual property (collectively, “Intellectual Property Rights”) as necessary to conduct their respective businesses as now conducted, free and clear of all liens, other than liens that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company is not a party to or bound by any licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that would be required to be described in a registration statement of the Company filed under the 1933 Act and are not described in the Disclosure Package accurately in all material respects. Neither Company nor any of its Subsidiaries has received any notice of and is not in breach of any of its obligations under any licenses or agreements to which it is a party or by which it is bound with respect to any Intellectual Property Rights and, to the Company’s knowledge, no other party to such licenses or agreements is in breach thereof, which, in each case, would reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees. Except as set forth in the Disclosure Package and Final Offering Memorandum or as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) to the Company’s knowledge, there is no infringement, misappropriation or violation by any third party of any Intellectual Property Rights owned by or exclusively licensed to the Company or any of its Subsidiaries; (ii) there is no pending or, to the Company’s knowledge, threatened (in writing) action, suit, proceeding or claim by others against the Company or any of its Subsidiaries for any claim of infringement, misappropriation or violation by the Company or any of its Subsidiaries or conflict with Intellectual Property Rights of others or challenging, denying or restricting the Company’s or such Subsidiary’s rights in or to any Intellectual Property Rights owned by or exclusively licensed to the Company, and, to the  Company’s knowledge, there are no existing facts which would form a reasonable basis for any such claims; and (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others against the Company or any of its Subsidiaries challenging the ownership, use, validity or scope of any Intellectual Property Rights owned by or exclusively licensed to the Company, and, to the Company’s knowledge, there are no existing facts which would form a reasonable basis for any such claim. The registered and applied for Intellectual Property Rights owned by, or exclusively licensed to, the Company are (i) subsisting and unexpired, and to the Company’s knowledge, valid and enforceable, and (ii) to the extent material to the Company, are being diligently prosecuted and maintained.

(xx)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by the Transaction Documents, except (A) such as have been already obtained or will be made on or prior to the Closing Time, (B) as may be required under the securities or blue sky laws of the various states in which the Securities will be offered or sold, (C) the listing requirements of the NASDAQ Global Market, and (D) those which, singly or in the aggregate, if not made would not would not reasonably be expected to result in a Material Adverse Effect or have a material effect on the consummation of the transactions contemplated by the Transaction Documents.

(xxi)   Absence of Manipulation. Neither the Company nor any affiliate of the Company under the “control,” as such term is defined in Rule 405 under the 1933 Act, of the Company nor, to the Company’s knowledge, any affiliate of the Company not under the “control” of the Company has taken, nor will the Company or any such affiliate under the “control” of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(xxii)  Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxiii) Leased Property. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and Final Offering Memorandum, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv) Investment Company Act. The Company is not required, and after giving effect to the issuance and sale of the offered Securities and the application of the net proceeds therefrom as described in the Disclosure Package and in the Final Offering Memorandum under “Use of Proceeds,” will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv)  Accounting Controls and Disclosure Controls. (A)  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(B)     The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all such returns are complete and correct in all material respects.  All taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which reserves have been provided to the extent required by GAAP. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2009 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which reserves have been provided to the extent required by GAAP. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxviii) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks that is reasonable and appropriate for its industry, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Since January 1, 2008, neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxix)  Registration Rights.  Except as identified in the Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the 1933 Act.

(xxx)  Similar Offerings. Neither the Company nor to its knowledge any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.

(xxxi) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class (within the meaning of Rule 144A under the 1933 Act) as securities of the Company listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxxii) No General Solicitation. None of the Company, to its knowledge, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(xxxiii) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties of the Initial Purchasers and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Disclosure Package and Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(xxxiv) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or its subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or its subsidiaries is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” that is subject to Title IV of ERISA established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxxv) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvi) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, with the intent to finance the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)           Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2.     Sale and Delivery to the Initial Purchasers; Closing.

(a)           Initial Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the purchase price set forth in Schedule B, $275,000,000 aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may purchase pursuant to the provision of Section 11 hereof.

(b)           Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to an additional $25,000,000 aggregate principal amount of Securities at the same purchase price set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Time to the Date of Delivery (as defined below). The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the time and date when the Option Securities are to be delivered and paid for (the “Date of Delivery”), which Date of Delivery may be the same time and date as the Closing Time but shall not be earlier than the Closing Time nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the Date of Delivery specified therein.

(c)           Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment of the purchase price for the Initial Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchasers for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them.

(d)           Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in global form and registered in the name of Cede & Co., as nominee of DTC. The certificates evidencing the Securities shall be delivered to the Trustee at the Closing Time or the relevant Date of Delivery, as the case may be, for the account of the Initial Purchasers.

SECTION 3.     Covenants of the Company. The Company covenants with the Initial Purchasers as follows:

(a)           Final Offering Memorandum. The Company, as promptly as practicable, will furnish to the Initial Purchasers, without charge, such number of copies of the Final Offering Memorandum, and any amendments and supplements thereto and documents incorporated by reference therein, as they may reasonably request.

(b)           Notice and Effect of Material Events. The Company will promptly notify the Initial Purchasers, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchasers (and in any event for a period of not more than 14 days after the later of the Closing Time or the latest Date of Delivery, if any), any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement of a material fact in the Disclosure Package, any Offering Memorandum or any Supplemental Offering Material false or misleading or (ii) are not disclosed in the Disclosure Package or the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Representatives or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Initial Purchasers an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading.

(c)           Amendment and Supplements to the Offering Memorandum; Preparation of Pricing Supplement; Supplemental Offering Materials. The Company will advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum or any Supplemental Offering Materials and will not effect any such amendment or supplement without the consent of the Representatives, which consent shall not be unreasonably withheld. Neither the consent of the Representatives, nor the Initial Purchasers’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company will prepare the Pricing Supplement, in form and substance reasonably satisfactory to the Representatives, and shall furnish prior to the Applicable Time to the Initial Purchasers, without charge, as many copies of the Pricing Supplement as the Initial Purchasers may reasonably request. The Company represents that it has not made and, unless it obtains the prior consent of the Representatives, will not make, any offer relating to the Securities by means of any Supplemental Offering Materials.

(d)           1934 Act Filings.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Initial Purchasers shall reasonably object.

(e)           Qualification of Securities for Offer and Sale. The Company will use its commercially reasonable efforts to cooperate with the Initial Purchasers to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic and foreign) as the Initial Purchasers may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under “Use of Proceeds.”

(g)           Restriction on Sale of Securities. Except as otherwise contemplated by the Disclosure Package and Final Offering Memorandum and the Transaction Documents, during a period of 60 days from the date of the Final Offering Memorandum (the “Lock-up Period”), the Company shall not, without the prior written consent of the Representatives, directly or indirectly, (i) issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other debt securities of the Company, or other securities of the Company that are, in any such case, convertible into, or exchangeable for, the Securities or such other debt securities or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing, (ii) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (iii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (A) shares of Common Stock or options to purchase Common Stock or other equity-based compensation issued pursuant to any employee, officer or director stock or benefit plan existing on the date hereof and described in the Disclosure Package, (B) shares of Common Stock issuable by the Company upon the conversion or exercise of the Securities or securities outstanding on the date hereof and described in the Disclosure Package, (C) the issuance of Common Stock of the Company in connection with joint ventures, commercial relationships, or other privately negotiated or strategic transactions; provided that the aggregate number of shares of Common Stock issued in such transactions does not exceed 10% of the Company’s outstanding Common Stock as of the Closing Time or Date of Delivery, as applicable, provided further that in each case the recipient of such shares of Common Stock shall have executed and delivered to the Company a lock-up agreement substantially in the form of Exhibit B or as otherwise reasonably agreed to by the Representatives, or (D) any shares of Common Stock or options to purchase Common Stock issued in the ordinary course in connection with the hiring or retaining consultants, employees or advisors, so long as any such consultants, employees or advisors execute a lock-up agreement substantially in the form of Exhibit B hereto or as otherwise agreed to by the Representatives.

(h)           Listing on Securities Exchange. The Company will use its commercially reasonable efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be listed on the NASDAQ Global Market.

(i)           Reservation of Shares of Common Stock. The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Securities.

(j)           DTC. The Company will use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

SECTION 4.     Payment of Expenses.

(a)           Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, and delivery to the Initial Purchaser of the Disclosure Package and Final Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers and the certificates for the Common Stock issuable upon conversion thereof, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers, the issuance and delivery of the Common Stock issuable upon conversion thereof and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion thereof under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented (to the extent reasonably available) fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the fees and expenses of the Trustee, including the reasonable and documented fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, in each case authorized by the Company, (viii) any fees payable in connection with the rating of the Securities, authorized by the Company, if any, (ix) any fees of the Financial Industry Regulatory Authority in connection with the Securities and (x) the fees and expenses of any transfer agent or registrar for the Common Stock.

(b)           Termination of Agreement. If this Agreement is terminated by the Representatives for any reason other than in accordance with the provisions of Section 11 hereof, the Company shall reimburse the Initial Purchasers for all of their reasonable and documented (to the extent reasonably available) out-of-pocket expenses that shall have been incurred by it in connection with the proposed purchase and sale of the Securities, including the reasonable and documented fees and disbursements of counsel for the Initial Purchasers.

SECTION 5.     Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof as of the date hereof and as of the Closing Time, except for such representations and warranties that speak to a specific time, in which case the relevant representations and warranties shall be accurate as of such specified time, or in certificates of any officer of the Company or its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Opinions of Counsel for the Company. At the Closing Time, the Representatives shall have received (i) the opinion, dated as of the Closing Time, of White & Case LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit A-1; (ii) the opinion, dated as of the Closing Time, of Andrew Tarshis, the General Counsel of the Company, regarding general corporate matters, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit A-2; and (iii) the opinion, dated as of the Closing Time, of Andrew Tarshis, the General Counsel of the Company, regarding Intellectual Property Rights, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit A-3 hereto (which may be included in the opinion letter delivered pursuant to 5(a)(ii)). Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, upon the accuracy and truthfulness of the Company’s representations in Section 1 hereof or officers’ certificates delivered by or on behalf of the Company and certificates of public officials.

(b)           Opinion of Counsel for the Initial Purchasers. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, upon the accuracy and truthfulness of the Company’s representations in Section 1 hereof or officers’ certificates delivered by or on behalf of the Company and certificates of public officials.

(c)           Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except for such representations and warranties that speak to a specific time, in which case the relevant representations and warranties shall be accurate as of such specified time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(d)           Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from BDO Seidman, LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(e)           Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from BDO Seidman, LLP, a letter, dated as of the Closing Time, to the effect that BDO Seidman, LLP reaffirms the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(f)           Maintenance of Ratings. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(g)           Lock-up Agreements. On or prior to the date of this Agreement, the Representatives shall have received a lock-up agreement substantially in the form of Exhibit B attached hereto signed by the persons listed in Schedule D hereto.

(h)           Indenture. At or prior to the Closing Time, each of the Company and the Trustee shall have executed and delivered the Indenture.

(i)           Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained in Section 1 hereof and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery, except for such representations and warranties that speak to a specific time, in which case the relevant representations and warranties shall be accurate as of such specified time, and, at the relevant Date of Delivery, the Representatives shall have received:

(i)           Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

(ii)          Opinions of Counsel for Company. The opinion of White & Case LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a)(i) hereof, the opinion of the General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to general corporate matters and otherwise to the same effect as the opinion required by Section 5(a)(ii) hereof, and the opinion of the General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to Intellectual Property Rights and otherwise to the same effect as the opinion required by Section 5(a)(iii) hereof.

(iii)         Opinion of Counsel for the Initial Purchasers. The opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)        Bring-down Comfort Letter. A letter from BDO Seidman, LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(v)         No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded any of the Company’s other securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any of the Company’s debt securities.

(j)           Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

(k)           Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the Initial Purchasers to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6.     Subsequent Offers and Resales of the Securities.

(a)           Offer and Sale Procedures. The Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i)       Offers and Sales. Offers and sales of the Securities shall be made only to such persons and in such manner as is contemplated by the Offering Memorandum.

(ii)      No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii)     Subsequent Purchaser Notification. The Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from the Initial Purchasers or their Affiliates, as the case may be, in the United States that the Securities shall bear the restrictive legend set forth in the Offering Memorandum in the section entitled “Transfer Restrictions” and (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or one of its subsidiaries or (2) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a QIB that is purchasing such Securities for its own account or for the account of a QIB to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

(iv)    Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(v)     Transfer Restriction. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the caption “Transfer Restrictions,” including the legend required thereby, shall apply to the Securities. Following the sale of the Securities by the Initial Purchasers to each Subsequent Purchaser pursuant to and in compliance with the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Security.

(b)           Covenants of the Company. The Company covenants with the Initial Purchasers as follows:

(i)       Integration. Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D) has, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ii)      Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii)     Restriction on Resales. The Company agrees that, immediately upon acquisition of any Securities that are reacquired by the Company or any of its Affiliates, it will cause such Securities to be submitted to the Trustee for cancellation in accordance with the terms of the Indenture.

(c)           Qualified Institutional Buyer. Each Initial Purchaser hereby represents and warrants to, and agrees with, the Company, that it is a QIB and an “accredited investor” within the meaning of Section 501(a) under the 1933 Act and has complied and will comply with the procedures applicable to it in this Section 6.

SECTION 7.     Indemnification.

(a)           Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package, the Final Offering Memorandum  or any Supplemental Offering Materials (or, in each case, any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii)     against any and all documented (to the extent reasonably available) expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in any preliminary offering memorandum, the Disclosure Package, the Final Offering Memorandum  or in any Supplemental Offering Materials (or, in each case, any amendment or supplement thereto).

(b)           Indemnification of Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense, whatsoever as incurred, described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary offering memorandum, the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Materials in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use therein.

(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action, with counsel reasonably satisfactory to the Indemnified Party. In the event that (i) that the indemnifying party fails to assume the defense of any such claim in a timely manner or (ii) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of such indemnified party for the same counsel to represent both the indemnified party and the indemnifying party, or (iii) if the indemnifying party fails to employ counsel reasonably satisfactory to such indemnified party in a timely manner or (iv) counsel to such indemnified party determines that one or more defenses may be available to such indemnified party that are not available to the indemnifying party or another indemnified party, then such indemnified party may employ separate counsel to represent or defend it in any such action or proceeding and the indemnifying party will pay the reasonable and customary fees and disbursements of such counsel; provided, however, that in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the absence of any of the foregoing, in any action or proceeding the defense of which the indemnifying party assumes, such indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party's own expense. No indemnifying party shall, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.     Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.

The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 9.     Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Initial Purchaser or its Affiliates or selling agents, any person controlling the Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10.   Termination of Agreement.

(a)           Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), a Material Adverse Effect, which would make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Market, or if trading generally on the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11.   Default by One or More of the Initial Purchasers. If one of the Initial Purchasers shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it is obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the other Initial Purchasers (the “Non-Defaulting Initial Purchasers”), or any other initial purchasers reasonably satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, the Representatives shall not have competed such arrangements within such 24 hour period, then:

(i)       if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the Non-Defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all Non-Defaulting Initial Purchasers, or

(ii)     if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Non-Defaulting Initial Purchasers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of the Non-Defaulting Initial Purchasers.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Initial Purchasers to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Disclosure Package and Final Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

SECTION 12.   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax: 646-834-8133, with a copy, in the case of any notice pursuant to Section 7 hereof to the Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and Office of the General Counsel, Fax: 212-520-0421, and to Goldman, Sachs & Co. at 200 West Street, New York, New York 10282, Attention: Registration Department, with a copy, in each case, to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, attention of Roxane Reardon; and notices to the Company shall be directed to it at 1450 Broadway, New York, New York 10018, attention of General Counsel, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, attention of Nazim Zilkha.

SECTION 13.   No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.   Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers with respect to the subject matter hereof.

SECTION 15.   Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.   USA Patriot Act.  The parties to the Agreement acknowledge that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the names and addresses of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 17.   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18.   TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.   Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.   Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

ICONIX BRAND GROUP, INC.

By	/s/ Neil Cole
	Name:	Neil Cole
	Title:	Chairman, President and CEO

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.
GOLDMAN, SACHS & CO.

By:	BARCLAYS CAPITAL INC.

	By	/s/ Victoria Hale
Authorized Signatory

By:	GOLDMAN, SACHS & CO.

	By	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

For themselves and as Representatives on behalf of the other Initial Purchasers named in Schedule A hereto.

[Signature Page to Purchase Agreement]

SCHEDULE A

Initial Purchaser	Principal Amount

Barclays Capital Inc.	151,250,000
Goldman, Sachs & Co.	123,750,000
Total	$275,000,000

Sch A-1

SCHEDULE B

ICONIX BRAND GROUP, INC.

$275,000,000 2.50% Convertible Senior Subordinated Notes due 2016

1.            The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.            The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.5% of the principal amount thereof.

Sch B-1

SCHEDULE C

Pricing Supplement

Sch C-1

SCHEDULE D

List of Directors and Executive Officers of the Company Subject to Lock-Up

Neil Cole

Warren Clamen

Andrew Tarshis

Yehuda Shmidman

David Blumberg

Barry Emanuel

Drew Cohen

F. Peter Cuneo

Mark Friedman

James A. Marcum

Laurence N. Charney

Those persons that may become subject to a lock-up agreement pursuant to Section 3(g).

Sch D-1

Exhibit A-1

A-1-1

Exhibit A-2

A-2-1

Exhibit A-3

A-3-3

Exhibit B

FORM OF LOCK-UP AGREEMENT

May ___, 2011

Barclays Capital Inc.
Goldman, Sachs & Co.

As Representatives of the several Initial Purchasers

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Re: Proposed Offering of Convertible Notes by Iconix Brand Group, Inc.

Ladies and Gentlemen:

The undersigned, an executive officer and/or director of Iconix Brand Group, Inc., a Delaware corporation (the “Company”), understands that Barclays Capital Inc. and Goldman, Sachs & Co. propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company, providing for the offering (the “Offering”), pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), of Convertible Senior Subordinated Notes of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In recognition of the benefit that the Offering will confer upon the undersigned as an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with each Initial Purchaser to be named in the Purchase Agreement that, as of the date hereof and during a period of 60 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of beneficial ownership by the undersigned of Common Stock of the Company (for the avoidance of doubt, the foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Common Stock even if such Common Stock would be disposed of by someone other than the undersigned), subject to Section 3(g) of the Purchase Agreement), including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing, or publicly announce an intention to effect any such transaction, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives:

(i)	as a bona fide gift or gifts, or in connection with estate planning; or

(ii)
to any trust for the direct or indirect benefit of the undersigned or a member or members of the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member or members of the immediate family of the undersigned; or

(iii)	by will or intestate succession; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or by an immediate family member of the undersigned; or

(v)
pursuant to the establishment of a plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) (a “Plan”) for the transfer of shares of Common Stock, provided that such Plan does not provide for the transfer of Common Stock during the lock-up period (for the avoidance of doubt, the undersigned may establish a Plan during the lock-up period subject to the provisos set forth below);

provided that (1) in the case of clause (i), (ii), (iii) or (iv), the Representatives receive a signed lock-up agreement for the remainder of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Commission, or otherwise (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above) and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than any voluntary public disclosure by the Company of the establishment of a Plan on or after the date that is 30 days after the date of the Purchase Agreement).

During the lock-up period the undersigned may resell Lock-Up Securities purchased by the undersigned on the open market if and only if (i) such sales are not required to be reported in any public report or filing with the Commission, or otherwise (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above); (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales; (iii) the transferee/donee agrees to be bound by the terms of this lock-up letter agreement to the same extent as if the transferee/donee were a party thereto; and (iv) the undersigned notifies the Representatives at least two business days prior to proposed transfer or disposition.

Furthermore, notwithstanding anything herein to the contrary, beginning 30 days after the date of the Purchase Agreement, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representatives solely for the purpose of financing the payment of any taxes payable in connection with the vesting of restricted stock of the Company held by the undersigned.  Nothing in this agreement shall prevent the transfer of Lock-Up Securities to a third party or group of third parties in connection with any acquisition, sale or merger of the Company in which all of the stockholders of the Company are entitled to participate.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, in the event that the Purchase Agreement is not signed within 30 days of the date of this Agreement, then the terms of this Agreement shall be of no further force and effect.

Very truly yours,

Signature:

Print Name: